Exhibit 99.3  --  Unaudited Proformas


                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of IVPSA Corporation for 10,873,750 shares issued to the equity members of IVPSA Corporation, and the cancellation of 200,000 common shares of EZJR, Inc. (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of IVPSA
Corporation, which closed on July 25, 2008 was accounted for as a reverse acquisition as the shareholders of IVPSA Corporation controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of EZJR, Inc. and IVPSA Corporation

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on June 30, 2008. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred on June 30, 2008 combining EZJR and IVPSA Corporation.


                                      F-1b

            UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET




Unaudited Condensed Combined Pro Forma Balance Sheet
Inception as of June 30, 2008


(Unaudited)
                             Historical    Historical   Pro forma     Pro forma
ASSETS                          EZJR          IVP      Adjustments       IVP
-------------------------------------------------------------------------------
Current assets:
 Cash and cash equivalents   $         0   $         0         -    $         0
                             ----------    -----------             ------------

  Total current assets                 0             0         -              0
                             -----------   -----------             ------------
                             ----------    -----------             ------------
  Total assets               $        0    $         0         -   $          0
                             ==========  ============   ========   ============

LIABILITIES AND STOCKHOLERS' EQUITY

Current liabilities:
  Total current liabilities           0         6,757         -          6,757
                             -----------   -----------             ------------
  Total Liabilities                   0         6,757         -          6,757
                             ----------    -----------             ------------

Stockholders' equity:

Common stock                       200         10,873     (200)         10,873
Additional paid in capital                     46,061        -          46,061
Accumulated deficit               (200)       (63,691)     200         (63,691)
                             ----------    -----------   ------    ------------

 Total shareholders'/member's
     equity (deficit)                0         (6,757)       -          (6,757)
                             -----------   -----------             ------------
Total liabilities and
   shareholders' equity      $       0   $          0        -     $         0
                             ==========  ============   ========   ============

                                        F-2b

Pro Forma Condensed Consolidated Statements of Operations
Inception as of June 30, 2008


(Unaudited)
                             Historical    Historical   Pro forma     Pro forma
                               EZJR          IVP      Adjustments       IVP
-------------------------------------------------------------------------------
Revenue, net                 $       -     $          0          -  $         0
                             -----------  ------------- ----------- -----------
Expenses:

Operating Expenses                    -      (63,691)                (63,691)
                             -----------  ------------- ----------- -----------
Net income (loss)                  (200)    (63,691)          200     (63,691)
                             ===========  ============= =========== ===========

Basic and diluted income
  (loss) per common share    $   (0.00)    $   (0.35)               $    (0.18)
                             ===========  ============               ==========
Weighted average number
  of common shares
  outstanding                   200,000    10,873,750    (200,000)*  10,873,750
                             ===========  ============ ===========   ==========



*200,000 shares to be cancelled upon acquisition.

                                        F-3b

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of EZJR, Inc. pursuant to which IVPSA Corporation is treated as the continuing entity.


Reconciliation of common shares outstanding by surviving entity:
----------------------------------------------------------------

Common stock outstanding as of June 30, 2008                  11,073,750
for EZJR, Inc and IVPSA Corporation combined

Issuance of common stock pursuant to Acquisition
      Agreement and Plan of Merger                                     0

Cancellation of common stock pursuant to Acquisition
      Agreement and Plan of Merger                              (200,000)
                                                             ------------

Common stock outstanding upon completion of transaction       10,873,750


Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of IVPSA Corporation that would affect the pro forma statement of operations.


                                   F-4b